UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10909	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 8, 2009, the stockholders of NeoStem, Inc. (the "Company") at its annual meeting of stockholders, adopted the Company's 2009 Equity Compensation Plan (the "2009 Plan"), which previously had been approved by the Board of Directors subject to stockholder approval on April 9, 2009.  The 2009 Plan makes up to 3,800,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company available for issuance to employees, consultants, advisors and directors of the Company and its subsidiaries pursuant to incentive or non-statutory stock options, restricted and unrestricted stock awards and stock appreciation rights.  The Plan is further described in the Company's proxy statement related to its May 2009 annual meeting.

The securities to be issued under the 2009 Plan will be registered under the Securities Act of 1933, as amended (the "Act") pursuant to a Form S-8 registration statement to be filed shortly.  Except as described below and in the proxy statement, no determination has yet been made with respect to awards to any eligible participant in the 2009 Plan.

As of May 8, 2009, the Compensation Committee of the Board of Directors approved, subject to the filing of the Form S-8 registration statement with the SEC to register the issuance of the shares issuable under the 2009 Plan and the approval of the NYSE Amex of the listing of the shares issuable under the Company’s 2009 Plan (the “Conditions”), the making of certain awards under a Board of Directors Compensation Plan.  Accordingly, the Compensation Committee approved the issuance to members of the Board acting in their capacity as Board members and to the Board Secretary, options to be issued under the 2009 Plan to purchase an aggregate of 575,000 shares of Common Stock.   The options will be exercisable at an exercise price equal to the fair market value of the Common Stock on the date of grant and will be fully exercisable upon grant.  Additionally, Chairs of the Board and Board Committees were authorized to be issued for each Chair they hold, either $25,000 or 25,000 shares of fully vested Common Stock.  Accordingly, an aggregate of $50,000 was paid and 50,000 shares of Common Stock will be awarded upon the satisfaction of the foregoing described Conditions.  Additionally, options to purchase an aggregate of 175,000 shares of Common Stock exercisable at an exercise price equal to the fair market value of the Common Stock on the date of grant, vesting as to 100,000 ratably over a two year period and as to 75,000 immediately upon grant were authorized to be issued to members of the Company’s Scientific Advisory Board upon the satisfaction of the foregoing described Conditions.

For the Company's named executive officers and its directors, the foregoing benefits will be as follows:

Name	Options Granted upon satisfaction of Conditions (at market price on such date)	Stock Grant (shares)	Cash Committee Chair Fees
Robin Smith, CEO, Director and Chairman of the Board	100,000	25,000

Richard Berman, Director and Chairman of the Audit and Compensation Committees	100,000		$50,000

Joseph Zuckerman, Director	100,000

Steven Myers, Director and Chairman of the Nominating Committee	100,000	25,000

Mark Weinreb, President and Former Director	100,000

Catherine Vaczy, Secretary and General Counsel	75,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	NeoStem, Inc. 2009 Equity Compensation Plan (incorporated by reference to Appendix A to the Company's proxy statement filed on April 14, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:   May 14, 2009